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Specimen Stock Certificate
                                                                     EXHIBIT 4.2
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NUMBER                                                      SHARES

BR               [LOGO OF BANKRATE, INC. APPEARS HERE]
                                                            SEE REVERSE FOR
                                                            CERTAIN DEFINITIONS

         INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA   CUSIP 06646V 10 8


THIS CERTIFIES THAT




IS THE OWNER OF


           FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE
                                   $0.01 PER SHARE ,OF

                                BANKRATE, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

  WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Dated

                [CORPORATE SEAL OF BANKRATE, INC. APPEARS HERE]


/s/ Robert J. DeFranco                     /s/ Elisabeth Demarse

SENIOR VICER PRESIDENT AND SECRETARY       PRESIDENT AND CHIEF EXECUTIVE OFFICER

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   COUNTER SIGNED AND REGISTERED
      SUNTRUST BANK
                         TRANSFER AGENT
                         AND REGISTRAR

BY:

                    AUTHORIZED SIGNATURE